AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 28, 2001
                                                       REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                _______________

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                _______________

                              FTI CONSULTING, INC.
             (Exact name of registrant as specified in its charter)

                                    MARYLAND
                            (State of Incorporation)

                                   52-1261113
                      (IRS Employer Identification Number)

                2021 RESEARCH DRIVE, ANNAPOLIS, MARYLAND 21401
                    (Address of Principal Executive Offices)

                              FTI CONSULTING, INC.
                       1997 STOCK OPTION PLAN, AS AMENDED
                    EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED
                            (Full title of the Plan)

                                _______________

                                JACK B. DUNN, IV
                           CHAIRMAN OF THE BOARD AND
                            CHIEF EXECUTIVE OFFICER
                              FTI CONSULTING, INC.
                              2021 RESEARCH DRIVE
                           ANNAPOLIS, MARYLAND 21401
                                 (410) 841-5545
           (Name, address and telephone number of agent for service)

                                _______________

                        CALCULATION OF REGISTRATION FEE

=====================================================================================================================
                                                   PROPOSED MAXIMUM        PROPOSED MAXIMUM
 TITLE OF SECURITIES         AMOUNT TO BE           OFFERING PRICE             AGGREGATE               AMOUNT OF
   TO BE REGISTERED          REGISTERED(1)           PER SHARE(2)          OFFERING PRICE(2)      REGISTRATION FEE(2)
---------------------------------------------------------------------------------------------------------------------
      Common Stock,
par value $.01 per share    1,100,000 shares           $18.75                $20,625,000              $5,156.25
=====================================================================================================================

(1) An aggregate of 4,150,000 shares of Common Stock may be offered or issued pursuant to the FTI Consulting, Inc. 1997 Stock Option Plan, as amended, of which 3,000,000 shares were previously registered on Form S-8 (File No. 333-30357), 150,000 shares were previously registered on Form S-8 (File No. 333-32160), and 1,000,000 shares are being registered hereunder. Further, an aggregate of 500,000 shares of Common Stock may be offered or issued pursuant to the FTI Consulting, Inc. Employee Stock Purchase Plan, as amended, of which 400,000 shares were previously registered on Form S-8 (File No. 333-30173) and 100,000 shares are being registered hereunder. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of shares of Common Stock that may be offered or issued by reason of stock splits, stock dividends or similar transactions and an indeterminate number of participation interests in the Employee Stock Purchase Plan.

(2) Estimated solely for the calculation of the registration fee. The registration fee has been calculated with respect to the additional securities registered on this Form S-8 only, on the basis of the average of the high and low prices reported on The American Stock Exchange on June 21, 2001.

================================================================================

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The contents of the Registration Statement of FTI Consulting, Inc., formerly known as Forensic Technologies International Corporation (the "Company"), on Form S-8 (File No. 333-30357) filed with the Securities and Exchange Commission on June 30, 1997, as amended by Post-Effective Amendment No. 1 to the Registration Statement filed with the Commission on February 1, 1999 and by Post-Effective Amendment No. 2 to the Registration Statement filed with the Commission on November 19, 1999, the Registration Statement of the Company on Form S-8 (File No. 333-30173) filed with the Commission on June 27, 1997 and the Registration Statement of the Company on Form S-8 (File No. 333-32160) filed with the Commission on March 10, 2000, are incorporated by reference herein.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

ITEM 8. EXHIBITS.

NUMBER                           DESCRIPTION

 4.1     Articles of Incorporation of the Registrant, as amended and restated.
 4.2*    By-Laws of the Registrant, as amended and restated.
 4.3**   1997 Stock Option Plan, as amended.
 4.4**   Employee Stock Purchase Plan, as amended.
 5.1     Opinion of Piper Marbury Rudnick & Wolfe LLP.
 23.1    Consent of Independent Auditors.
 23.2    Consent of Piper Marbury Rudnick & Wolfe LLP (included in Exhibit 5.1).
 24.1 Power of Attorney (included as part of the signature page to this Registration Statement).

* Filed as an exhibit to the Company's Form 10-K/A for the year ended December 31, 2000, and incorporated herein by reference.
** Filed as an exhibit to the Company's definitive proxy statement on Schedule
   14A filed with the Securities and Exchange Commission on April 30, 2001, and incorporated herein by reference.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Annapolis, Maryland, as of June 28, 2001.

                               FTI CONSULTING, INC.

                               By: /s/ Jack B. Dunn, IV
                                   --------------------------
                                   Jack B. Dunn, IV
                                   Chairman of the Board and
                                   Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, the Administrator of the FTI Consulting, Inc. Employee Stock Purchase Plan certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Annapolis, Maryland, as of June 28, 2001.

                               FTI CONSULTING, INC.
                               EMPLOYEE STOCK PURCHASE PLAN

                               By: /s/ Dennis J. Shaughnessy
                                   --------------------------
                                   Name:  Dennis J. Shaughnessy
                                   Title: Chairman of the Compensation
                                          Committee

     KNOW ALL MEN BY THESE PRESENTS that Jack B. Dunn, IV has been appointed the true and lawful attorney-in-fact and agent of the persons identified below, with full power of substitution and resubstitution, for him or in his name, place and stead, in any and all capacities to sign any and all amendments or post-effective amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

/s/ Jack B. Dunn, IV                   Chairman of the Board and         June 28, 2001
------------------------------------   Chief Executive Officer
Jack B. Dunn, IV                       (Principal Executive Officer)

/s/ Stewart J. Kahn                    President, Chief Operating        June 28, 2001
------------------------------------   Officer and Director
Stewart J. Kahn

/s/ Theodore I. Pincus                 Executive Vice President,         June 28, 2001
------------------------------------   Chief Financial Officer and
Theodore I. Pincus                     Secretary (Principal Financial
                                       and Accounting Officer)

/s/ Denis J. Callaghan                 Director                          June 28, 2001
------------------------------------
Denis J. Callaghan

/s/ James A. Flick                     Director                          June 28, 2001
------------------------------------
James A. Flick

/s/ Peter F. O'Malley                  Director                          June 28, 2001
------------------------------------
Peter F. O'Malley

/s/ Dennis J. Shaughnessy              Director                          June 28, 2001
------------------------------------
Dennis J. Shaughnessy

/s/ George P. Stamas                   Director                          June 28, 2001
------------------------------------
George P. Stamas